Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 948580.00051

April 8, 2025

COPT Defense Properties

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland 21046

Re:      COPT Defense Properties Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to COPT Defense Properties, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of an indeterminate amount of common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), preferred shares of beneficial interest of the Company, par value $0.01 per share (the “Preferred Shares”), depositary shares with respect to fractional interests in the Preferred Shares (the “Depositary Shares”), warrants to purchase Common Shares and/or Preferred Shares (the “Warrants”), debt securities (the “Debt Securities”) issued by COPT Defense Properties, L.P., a Delaware limited partnership and majority-owned subsidiary of the Company (“CDPLP”), and guarantees of the Debt Securities by the Company (the “Guarantees”) (each as defined in the below referenced Registration Statement on Form S-3 (the “Registration Statement”)) (collectively, the “Trust Securities”), proposed to be offered by the Company from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, all pursuant to the Registration Statement.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)            The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); and

(ii)            The prospectus contained in the Registration Statement (the “Prospectus”).

1001 Fleet Street t 9th Floor t Baltimore, MD 21202-4359 Phone: (410) 332-8600 t Fax: (410) 332-8862
CALIFORNIA DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS MINNESOTA NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

COPT Defense Properties

April 8, 2025

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)            a certified copy of the Amended and Restated Declaration of Trust of the Company filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on March 3, 1998, as amended on October 12, 2001, September 12, 2003, December 28, 2004, May 27, 2008, May 18, 2010, June 19, 2012, September 22, 2014, May 15, 2017, October 30, 2017, May 15, 2018, and September 5, 2023 (collectively, the “Declaration of Trust”);

(ii)            a certified copy of the Amended and Restated Bylaws of the Company, as amended and effective on May 11, 2017 (the “Bylaws”);

(iii)           the unanimous written consent of the Board of Trustees of the Company dated as of April 7, 2025, approving, among other matters, the filing of the Registration Statement;

(iv)           a Certificate of Status for the Company, issued by SDAT, dated April 4, 2025;

(v)            a certificate of the secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s trustees approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and

(vi)           such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)            that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)           the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)            the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)           that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e)           that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

COPT Defense Properties

April 8, 2025

(f)             that all public records reviewed or relied upon by us or on our behalf are true and complete;

(g)            that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h)           that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Trust Securities, including, without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities, that would have an adverse effect on the due authorization or valid issuance or delivery of the Trust Securities;

(i)             that at the time of delivery of any Trust Securities to be delivered after the date hereof, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Trust Securities by the Board of Trustees will not have been modified or rescinded;

(j)            that none of the terms of any of the Trust Securities to be established subsequent to the date of this opinion, nor the issuance, execution and delivery of the Trust Securities, nor the compliance by the Company with the terms of the Trust Securities, will violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(k)            that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of Trust Securities of the Company as contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share and that consideration has been received by the Company for any Guarantees that are issued from time to time; and

(l)             that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any preferred shares or common shares of the Company to effect an issuance of Trust Securities, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or CDPLP, of which the Company is the sole general partner, does not and will not exceed the number of then-authorized shares of beneficial interest of the Company or of the then-authorized shares within the applicable class or series of the Company’s common shares and preferred shares.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

COPT Defense Properties

April 8, 2025

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.             The Company is a real estate investment trust duly formed, and existing under and by virtue of the laws of the State of Maryland and is in good standing with SDAT.

2.             When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of the Common Shares and (b) those Common Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus and those resolutions, those Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.             When and if (a) the definitive terms of any particular series of Preferred Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of Preferred Shares, (b) articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of the Preferred Shares have been authorized and filed with the SDAT or those Preferred Shares are otherwise authorized by the Declaration of Trust, and (c) those Preferred Shares have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus, those resolutions, and in accordance with the terms of the particular series as established by the Company’s Board of Trustees and the articles supplementary, those Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable, and, if applicable, any Common Shares issued upon conversion of any Preferred Shares, if issued in accordance with their terms, shall be duly authorized, validly issued, fully paid and nonassessable.

4.             When and if (a) the deposit agreement relating to the Preferred Shares represented by Depositary Shares has been duly executed and delivered by the Company and the depositary in accordance with proper resolutions of the Board of Trustees of the Company, (b) the terms of the Preferred Shares represented by Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (c) the Preferred Shares which are represented by the Depositary Shares are validly issued and delivered (as contemplated above) to the depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Shares in accordance with the deposit agreement, and (e) the Preferred Shares represented by Depositary Shares are issued in the manner contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and the deposit agreement, the Preferred Shares represented by Depositary Shares will be validly issued.

5.              When and if (a) the Warrants have been duly authorized by the Board of Trustees of the Company, (b) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and (d) the Warrants are then issued and sold as contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (i) the Warrants will constitute valid and legally binding obligations of the Company, (ii) if applicable, any Common Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable, and (iii) if applicable, assuming articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of any Preferred Shares have been filed with the SDAT or those Preferred Shares are otherwise authorized by the Declaration of Trust, any Preferred Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable.

COPT Defense Properties

April 8, 2025

6.             When and if (a) the terms of the Guarantees relating to the Debt Securities have been duly established, (b) the instruments relating to the Guarantees have been authorized, executed and delivered by the Board of Trustees of the Company and duly executed and delivered by the proper officers of the Company, (c) the Debt Securities to which the Guarantees relate have been duly issued and sold and the purchase price therefor has been received by CDPLP, and (d) the consideration for the Guarantees has been received by the Company, the Guarantees will constitute valid and legally binding obligations of the Company.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)             We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)            We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)           We express no opinion on the application of federal or state securities laws to the transactions contemplated by the Documents.

(iv)           We express no opinion on the conditions under which the Trust Securities may be resold.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SAUL EWING LLP